UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________

Form 8-K/A

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): January 21, 2014

Adaptive Medias, Inc.

(Exact name of registrant as specified in its charter)

000-54074

(Commission File Number)

Nevada	26-0685980
(State or other jurisdiction	(I.R.S. Employer
of Incorporation)	Identification No.)

16795 Von Karman Ave., #240

Irvine, CA 92606

(Address of principal executive offices)

949-525-4466

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Explanatory Note

On January 21, 2014, the Registrant announced that it had agreed to loan to Qayed Shareef (“Mr. Shareef”), the Registrant’s Chief Executive Officer and a member of its Board of Directors, $100,000 (the “Loan”) pursuant to a Secured Promissory Note and Stock Pledge Agreement. On January 21, 2014, the Company and Mr. Shareef determined not to effectuate such Loan, having decided that it was not in the best interests of the Registrant to do so. No early termination penalties were incurred as the Loan was never formally or officially effectuated and no funds changed hands. Any indication to the contrary in any previous filing is inaccurate.

Item 1.01 Entry into a Material Definitive Agreement.

On January 21, 2014, the Company’s Board of Directors, voting without Mr. Shareef, determined to amend (the “Amendment”) Mr. Shareef’s Executive Employment Agreement dated July 1, 2013 (the “Employment Agreement”) in order to award him a bonus of $16,667 per month, payable on the first day of each month, from February through July 2014. The Employment Agreement was otherwise unmodified and remains in effect. The Amendment is filed herewith as Exhibit 99.1, and the text of this Item 1.01 is qualified in its entirety by the provisions of such Amendment as well as the text of the Explanatory Note, above.

Item 1.02 Termination of a Material Definitive Agreement.

The Registrant does not believe that a disclosure under this Item 1.02 is necessary given that the Loan was never formally effectuated. However, out of an abundance of caution, reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 5.02   Compensatory Arrangement for Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements for Certain Officers.

Reference is made to the disclosure set forth under Item 1.01 of this Current Report on Form 8-K, which disclosure is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

Exhibit 99.1 First Amendment to Employment Agreement of Qayed Shareef dated as of January 21, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 28, 2014	ADAPTIVE MEDIAS, INC.

/s/ Qayed Shareef
Qayed Shareef Chief Executive Officer